Exhibit 4

FIRST AMENDMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (the “Amendment”) is dated as of the 19th day of July, 2005 with the amended provisions to be effective as of the 25th day of July, 2005 by and among Pentair, Inc., a Minnesota corporation (the “Company”) and the undersigned Holders.

WHEREAS, the Company, the undersigned Holders and other Holders are parties to those certain separate and several Note Purchase Agreements each dated as of July 25, 2003 (collectively, the “Agreements”) pursuant to which the Company issued an aggregate of $200,000,000 of Notes;

WHEREAS, Section 17 of the Agreements provides in part that the Agreements and the Notes may be amended and the observance of any term thereof or of the Notes may be waived (either retroactively or prospectively) with the written consent of the Company and the Required Holders, except that no amendment or waiver of any of the provisions in Section 1 or any defined term as used therein will be effective as to a Holder unless consented to by it in writing and no such amendment or waiver may without the written consent of the holder of each Note at the time outstanding affected thereby change the time of any prepayment or payment of principal of, or reduce the rate of interest on, the Notes;

WHEREAS, the undersigned Holders include all of the holders of the Series B Notes and together constitute Required Holders; and

WHEREAS, the parties hereto desire to amend the Agreements in certain respects as more fully set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1. Effect of Amendment. Except as amended hereby, the Agreements shall remain in full force and effect.

2. Defined Terms. Except as provided herein, all capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreements.

3. Amendment to Adjusted Libor Rate Definition. Schedule B to the Agreements shall be amended to revise the definition of “Adjusted LIBOR Rate” to read as follows:

“Adjusted LIBOR Rate” shall mean, for any Interest Period, LIBOR plus 60 basis points.

4. Amendment to Section 8.2. Paragraph (b) of Section 8.2 of the Agreements shall be amended and restated in its entirety to read as follows:

“(b) The Company may, at its option, upon notice as provided below, prepay on any Interest Payment Date on or after, but not prior to, July 25, 2006, all, or any part of the Series B Notes, in an amount not less than 10% of the aggregate principal amount of the Series B Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment. The Company will give each holder of Series B Notes written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the Interest Payment Date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series B Notes to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.”

5. Representations and Warranties. The Company represents and warrants to the holders of the Notes that (a) this Amendment is within the corporate powers of the Company and has been duly authorized by all necessary corporate action on the part of the Company; (b) this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (c) there is no Default or Event of Default that has occurred and is continuing under the Agreements; (d) the execution, delivery and performance of this Amendment by the Company will not result in a violation of or default under (i) its articles of incorporation, by-laws or any other organizational documents, (ii) any Material agreement to which it is a party or by which it is bound or to which any of its properties is subject, (iii) any Material order, writ, injunction or decree binding on it, or (iv) any Material statute, regulation, rule or other law applicable to it; (e) no authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body is required in connection with the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby; (f) other than as contemplated by this Amendment, the Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals of any Person in connection with the transactions contemplated hereby; (g) all holders of the Series B Notes and the Required Holders are signatory to this Amendment; and (h) other than this Amendment and that certain Waiver and Consent dated as of June 15, 2005 entered into between the Company and the undersigned Holders, there are no other amendments, modifications, supplements or waivers to the Agreements.

6. Conditions to Effectiveness of Amendment. This Amendment shall not become effective until each of the following conditions shall have been satisfied: (a) all of the holders of the Series B Notes and the Required Holders shall have consented to this Amendment as evidenced by their execution hereof; (b) the representations and warranties of the Company set forth above shall be true and correct as of the date hereof and as of the date of execution and delivery of this Amendment; and (c) the Company shall have paid the reasonable fees and disbursements of the Holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby, which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Amendment (and upon receipt of any supplemental statement after the execution of this Amendment, the Company will pay such additional fees and disbursements of the Holders’ special counsel which were not reflected in its accounting records as of the time of the delivery of the initial statement of fees and disbursements).

7. Miscellaneous. Except as expressly set forth in this Amendment, none of the terms or provisions of either the Agreements or the Notes shall be deemed to be modified hereby, and the Agreements and the Notes, as modified herein, shall continue in full force and effect.

All headings and captions preceding the text of the several sections of this Amendment are intended solely for convenience of reference and shall not constitute a part of this Amendment, nor shall they affect its meaning, construction or effect.

This Amendment embodies the entire agreement and understanding between the Company and the undersigned Holders with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

This Amendment shall be governed by, and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

The Company agrees to pay directly all of the out-of-pocket expenses of the undersigned Holders (including without limitation the reasonable fees and expenses of Chapman and Cutler, LLP special counsel to the Holders) in connection with the preparation, negotiation, and execution of this Amendment and any other document required to be furnished herewith.

8. Successors and Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation, any subsequent holder of a Note) whether so expressed or not.

9. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

[signature pages follow]

The execution hereof by the Company and the undersigned Holders shall constitute a contract between the Company and the undersigned Holders for the uses and purposes set forth herein.

PENTAIR, INC.

By:
Its:

By:
Its:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact,
on behalf of Jackson National Life Insurance Company

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	PPM America, Inc., as attorney in fact,
on behalf of Jackson National Life Insurance Company
of New York

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc., its authorized agent

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Adviser

By:
Name:
Title:

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Sub-Adviser

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST

By:	Prudential Investment Management, Inc., as Investment Manager

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

ALLSTATE LIFE INSURANCE COMPANY

By:

By:
Authorized Signatories

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By:
Name:
Title:

By:
Name:
Title:

The foregoing is hereby agreed to as of

the date thereof by the undersigned Holder.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:

By:
Authorized Signatories

The undersigned acknowledges that it has reviewed and hereby agrees to the terms of the foregoing Amendment and that it is signing the Amendment as a transferee of Series B Notes held by Principal Life Insurance Company, Midland National Life Insurance Company and Allstate Life Insurance Company, which transfers are not yet recorded in the register of the Company.

HARTFORD LIFE INSURANCE COMPANY

By:	Hartford Investment Services, Inc., its agent
and attorney in fact

By:
Name:
Title: